      As filed with the Securities and Exchange Commission on April 15, 1998
                                                           Registration No. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549
                              ------------------------

                                      FORM S-3
                               REGISTRATION STATEMENT
                                       Under
                             The Securities Act of 1933
                              -----------------------

                               VIRTUALFUND.COM, INC.
               (Exact name of registrant as specified in its charter)

               Minnesota                                  41-1612861
     (State or other jurisdiction of                   (I.R.S Employer
      incorporation or organization)                  Identification No.)

                                7090 Shady Oak Road
                           Eden Prairie, Minnesota 55344
                                   (612)941-8687

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

          Sandra Ferrian, Esq.        Copies to:    Thomas Martin, Esq.
              General Counsel                      Dorsey & Whitney LLP
           VirtualFund.com, Inc.                 Pillsbury Center South
            7090 Shady Oak Road                   220 South Sixth Street
       Eden Prairie, Minnesota 55344          Minneapolis, Minnesota 55402
             (612) 941-8687                           (612) 340-8706

             (Name, address, including zip code, and telephone number,
                     including area code, of agent for service)
                               ----------------------

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /


                         CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
                                                   Proposed             Proposed
          Title of Each          Amount             Maximum             Maximum            Amount of
       Class of Securities        to be          Offering Price        Aggregate         Registration
       to be Registered        Registered          Per Share*       Offering Price*           Fee
---------------------------------------------------------------------------------------------------------
         Common Stock
       ($.01 par value)         141,333               $4.29             $606,318.57              $178.87
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------

* Estimated solely for purposes of computing the registration fee and based upon the average of the high and low sales prices for such Common Stock on April 8, 1998 as reported on the Nasdaq Stock Market.


                               ----------------------


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                    Subject to Completion, dated April 15, 1998
PROSPECTUS

                               VIRTUALFUND.COM, INC.

                                     ----------

                                 141,333 SHARES OF
                                    COMMON STOCK
                                  ($.01 PAR VALUE)

                                     ---------

     This Prospectus relates to up to an aggregate of 141,333 shares (the "Shares") of Common Stock, par value $.01 per share (the "Common Stock"), of VirtualFund.com, Inc., a Minnesota corporation ("VFC" or the "Company"), that may be sold from time to time by one individual currently holding restricted shares of the Company's Common Stock (the "Selling Shareholder"). See "Selling Shareholder." The Shares have been acquired pursuant to a Stipulation of Settlement agreement entered into by the Company. See "VirtualFund.com, Inc. - Recent Developments" and "Selling Shareholder." The Company will not receive any proceeds from the sale of the Shares. The Company has agreed to pay the expenses of registration of the Shares, including certain legal and accounting fees, other than commissions or discounts.

     Any or all of the Shares may be offered from time to time in transactions on the Nasdaq National Market, in brokerage transactions at prevailing market prices or in transactions at negotiated prices. See "Plan of Distribution."

     The Shares offered hereby have not been registered under the blue sky or securities laws of any jurisdiction, and any broker or dealer should assure the existence of an exemption from registration or effectuate such registration in connection with the offer and sale of the Shares.

     The Common Stock is traded on the Nasdaq National Market under the symbol "LMTS." On April 8, 1998, the last reported sale price of the Common Stock as reported on the Nasdaq National Market was $4.188 per share.

                                --------------------

         FOR INFORMATION CONCERNING CERTAIN RISKS RELATED TO THIS OFFERING,
             SEE "RISK FACTORS" BEGINNING ON PAGE 3 OF THIS PROSPECTUS.

                                --------------------

      THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
           AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
              HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
                 SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
                  ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                       TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                --------------------

     No person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offer contained herein, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities offered hereby in any jurisdiction in which it is not lawful or to any person to whom it is not lawful to make any such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that information herein is correct as of any time subsequent to the date hereof.

                  The date of this Prospectus is April __, 1998.

                                AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at 7 World Trade Center, Suite 1300, New York, New York 10048 and CitiCorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other materials that are filed through the Commission's Electronic Data Gathering, Analysis and Retrieval system. This Web site can be accessed at http://www.sec.gov. In addition, the Common Stock of the Company is listed on the Nasdaq National Market, and reports, proxy statements and other information concerning the Company can also be inspected at the offices of the National Association of Securities Dealers, 1735 K. Street N.W., Washington, D.C. 20006. This Prospectus does not contain all the information set forth in the Registration Statement and exhibits thereto which the Company has filed with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), and to which reference is hereby made.

                   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents of the Company which have been filed with the Commission are hereby incorporated by reference in this Prospectus:

          (a)  the Annual Report on Form 10-K for the year ended June 30, 1997;

          (b) the Quarterly Report on Form 10-Q for the three month periods ending September 28, 1997 and December 28, 1997, respectively;

          (c) Proxy Statement for the annual meeting of stockholders held April 2, 1998; and

          (d) the description of VFC's Common Stock contained in the Company's Registration Statement filed pursuant to Section 12 of the Exchange Act and any amendment or report filed for the purpose of updating any such description.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the respective dates of filing of such documents. Any statement contained herein or in a document all or part of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     In February, 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128 ("FAS. No. 128"), "Earnings Per Share", which is effective for financial statements issued for the periods ended after December 15, 1997. The Company has adopted the standard as required.

     FAS. No. 128 requires previously reported amounts be recalculated and disclosed for consistency purposes. The Company has recalculated the EPS for the five years ending June 30, 1997. EPS for the year ended June 30, 1994 was previously reported as $.57 per share. Under the new standards, the Company would have reported $.56 per share. All other previously report EPS results had no change under the new standards.

     The Company will provide without charge to any person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than certain exhibits to such documents). Requests for such copies should be directed to Sandra Ferrian, General Counsel, VirtualFund.com, Inc., 7090 Shady Oak Road, Eden Prairie, Minnesota 55344 or by telephone to (612) 941-8687.

                                     RISK FACTORS

     PROSPECTIVE INVESTORS IN THE SHARES OFFERED HEREBY SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS, IN ADDITION TO THE OTHER INFORMATION APPEARING IN THIS PROSPECTUS.

     CASH NEEDS. Although the Company has a credit agreement with a commercial finance company that has adequately financed its cash requirements in the past. Previously, net operating losses in fiscal 1996 and fiscal 1997 and manufacturing and inventory requirements for product offerings resulted in a need for additional financing. In September 1996, projected cash requirements in excess of available sources required the issuance of private placements of common stock and warrants to purchase common stock in the Company. There can be no assurances that cash availability under the credit agreement will be adequate to meet future needs, or that other sources of financing would be available to the Company on favorable terms, or at all, if the Company's operations are further affected by declining revenue from a lack of sales or significant returns of existing products, introduction difficulties with new product lines, competitive product introductions, or by market conditions in general. In addition, there can be no assurance that the Company can achieve or maintain profitability on a quarterly or annual basis in the future.

     The Company's Senior Debt Agreement includes financial covenants which the Company must meet. The financial performance of the Company in the past has made it necessary for the Company to renegotiate the financial covenants to avoid being declared in violation of the covenants by General Electric Capital Credit, Inc. If future financial performance were to cause covenant violations and the Company is unable to renegotiate its loan covenants at that time, it could be forced to seek replacement financing at prices which may not be favorable to the Company. If adequate sources of financing are not available, the Company may be required to sell certain product lines or technologies on less than favorable terms.

     PRODUCT DEVELOPMENT AND TECHNOLOGICAL CHANGE. The pre-press and wide-format color printing industries are highly competitive and are characterized by frequent technological advances and new product introductions and enhancements. As product life-cycles get shorter, the resulting consumable stream generated by the installed base may be negatively impacted. Accordingly, the Company believes that its future success depends upon its ability to enhance current products, to develop and introduce new and superior products on a timely basis and at acceptable pricing, to respond to evolving customer requirements, and to design and build products which achieve general market acceptance. This process involves adopting new and emerging technologies and components which may not have product histories or long term use testing to establish expected life cycles in the field or to assure long term field use. Any quality, durability or reliability problems with existing or new products, regardless of materiality, or any other actual or perceived problems with the Company's products could have a material adverse effect on market acceptance of such new products. Any quality problems with components could result in "epidemic" failures of the products in the field causing return and refund requests that would likely have a material effect on the financial results of the Company and future sales potential. There can be no assurance that such problems or perceived problems will not arise with respect to any existing products or that even in the absence of such problems, the Company's products will achieve market acceptance. In addition, the market anticipation or the announcement of new products and technologies, whether offered by the Company or its competitors, could cause customers to defer purchases of the Company's existing products, which could have a material adverse effect on the Company's business and financial condition.

     The Company is currently undertaking a number of development projects and has introduced a new family of printers, the DisplayMaker-Registered Trademark-4000, 5000 and 6000 or HiRes 8-Color series, during September 1997. Three new versions of these printers have been introduced since February, 1998. Additionally, in March, 1998 the Company introduced the DesignWinder-TM- Pro, an 8-Color HiRes drum based printer. Although the Company has had successes introducing new products in the past, some earlier products have experienced limited market acceptance, the introductions of some products have been delayed, and the quality and reliability reputation of certain products may unfavorably affect new products. There can be no assurance that the Company will be successful with the new DisplayMaker series or future product introductions, that future market introductions will be timely and competitive, that future products will be priced appropriately, or that future products will achieve market acceptance. The Company's inability to achieve market acceptance, for technological or other reasons, could have a material adverse effect on the Company's financial condition.

     The Company is aware of intermittent customer issues with the performance and formulation of certain inks used in the Company's printers. The Company is taking steps to address the ink issues. However, failure to address ink functionality issues, or some other failure of the product to perform as expected by the customer may result in customer requests for compensatory supplies or other requests which could have a material adverse effect on the Company's financial performance.

     The Company is dependent on a sole source supplier for the printheads for the PressMate-FS. The Company has experienced availability and quality consistency issues from this supplier. If the Company is unable to resolve the availability and quality issues, the Company's production, support of its installed base, and quality requirements will be adversely affected.

     Various potential actions by any of the Company's competitors, especially those with a substantial market presence, could have a material adverse effect on the Company's business, financial condition and results of operations. Such actions may include reduction of product price, increased promotion, announcement or accelerated introduction of new or enhanced products, product giveaways, product bundling or other competitive actions. Additionally, a competitor's entry into the wide-format market in such ways as to compete more directly and effectively with the Company's products could adversely affect operational results.

     UNCERTAINTY REGARDING DEVELOPMENT OF WIDE-FORMAT MARKET; UNCERTAINTY REGARDING MARKET ACCEPTANCE OF NEW PRODUCTS. The Wide-Format market is relatively new and evolving. The Company's future financial performance will depend in large part on the continued growth of this market and the continuation of present, Wide-Format printing trends such as use and customization of large-format advertisements, use of color, transferring of color images onto a variety of substrates, point-of-purchase printing, in-house graphics design and production and the demand for limited printing runs of less than 200 copies.
The failure of the Wide-Format market to achieve anticipated growth levels or a substantial change in Wide-Format printing customer preferences could have a material adverse effect on the Company's business, financial condition and results of operations. Additionally, in a new market, customer preferences can change rapidly and new technology can quickly render existing technology obsolete. Failure by the Company to respond effectively to changes in the Wide-Format market, to develop or acquire new technology or to successfully conform to industry standards could have a material adverse effect on the business and financial condition and results of operations of the Company.

     TECHNOLOGICAL ADVANCEMENTS. The digital color inkjet printing market is rapidly moving to two distinct technologies for the placement of ink on a substrate: thermal inkjet cartridges and piezo-electric print heads. Any company without a secure, economical source of these products will face serious competitive pricing and margin pressures going forward. The Company currently has a license to remanufacture specific HP 300 dpi inkjet cartridges for use in its wide-format color inkjet printers. HP has introduced a new inkjet cartridge with a visual resolution of 600 dpi. In addition, Lexmark is believed to have developed a 600 dpi inkjet cartridge. Both companies are competitors in the wide-format color market. Should the market for wide-format color demand the increased resolution provided by these new products and the Company be unable to secure adequate supplies at reasonable prices or develop a reasonably priced substitute from other sources, the Company's sales of printer engines and the related gross margins could be negatively impacted.

     The Company's products target the market for high quality printing output. Hardware and software technological advances have enhanced actual and perceived resolution. There is no assurance that other companies will not achieve actual or apparent resolution with less expensive printers and supplies and therefore capture the market held by higher cost printers.

     EXPANSION AND DIVERSIFICATION TO SOFTWARE AND SERVICES OUTSIDE OF THE CORE PRINTER BUSINESS. The Company's continuing efforts to expand sales and increase profits and desire to reposition itself as a diversified technology company is stimulating a series of new product development activities. Currently the focus of these new business opportunities is primarily internet based software and service businesses. During this past year, the Company launched an electronic commerce (e-commerce) initiative for selling specialty media for wide format printers under the brand name of Media*By*Air-TM-. Internet based software and service activities represent an extension of many of the printing and publishing tools which are integral to the core technology of the Company.

     Expansion into technologies outside of the core hard-copy base printer business involves significant risk. Such risk includes, but is not limited to, the following factors: New products may not meet customer needs or may face significant competition from companies with lower overhead and product costs and/or greater marketing and promotional budgets. In addition, the Company may not be able to attract and retain key personnel and it may not be able to develop the products in the time needed to gain market acceptance. Due to the early stage development, the Company may not be able to predict product features needed to gain market acceptance, development may require more time and resources than anticipated for the development, it may turn out that the product can not be feasibly developed. Diversification also carries the risk that the new activity will distract management time and resources from focusing on the core hard-copy based printer business. In addition, diversification may involve risks related to the resources required to participate in this new business including, but not limited to risks related to raising cash or obtaining cash investments, doing business with one or more "partners" as a partnership or joint venture, and risks related to acquisitions or other combinations of businesses.

     COMPETITION. The computer printer industry is intensely competitive and rapidly changing. Some of the Company's existing competitors, as well as a number of potential new competitors, have longer operating histories, greater technical resources, more established and larger sales and marketing organizations, greater name recognition, larger customer bases and significantly greater financial resources than the Company, which may result in a competitive advantage. Suppliers of wide-format print engines and systems compete on the basis of print quality, color, print time, print size, product features, including ease of use, service, and price. Competitive product sales practices such as price reductions, increased promotion, product giveaways and bundling, or announcement or accelerated introduction of new or enhanced products could have a material adverse effect on the sales and financial condition of the Company. New product introductions and changes in pricing structure by competitors have had, and can be expected to continue to have, a significant impact on the demand for the Company's products. Currently Hewlett Packard Co.
(HP) has announced a new 54 inch wide-format inkjet printer it expects to begin shipping in the near future. The product is expected to compete for market share with the Company's current DisplayMaker 5000 and 6000 series of printers. It is possible that the Company's sales of certain products will compete with, or displace sales of other products sold by the Company.

     The Company's DisplayMaker HiRes 8-Color series and DesignWinder Pro products are based on relatively new technology, are complex and must be reliable and durable to achieve market acceptance and enhance revenue opportunities. Development and production of new, complex technologies and products often have associated difficulties and delays. Consequently, customers may experience unanticipated reliability and durability problems that arise only as the product is subjected to extended use over a prolonged period of time. There can be no assurance that the Company has completely resolved operational problems that have occurred in the past or that the Company will successfully resolve any future problems in the manufacture or operation of the Company's existing printers or any new product. Failure by the Company to resolve manufacturing or operational problems with its existing printers or any new product in a timely manner could have a material adverse effect on the Company's business, financial condition and results of operations.

     The Company's HiRes 8-Color DisplayMaker series of printers and the DesignWinder product platforms utilize HP licensed inkjet technology. The Company also purchases licensed inkjet cartridges from HP who is a sole source of the cartridge component for the Company's aqueous ink consumable offerings. The Company also competes with HP in the wide-format digital color printing market. Both Companies design and market wide-format printing devices. Currently, the Company has been granted access to these and select new technologies for use in its products and pays a royalty for those rights. As new technologies are developed, there can be no assurance the Company will be able to negotiate additional licenses for newly developed technologies or that the new terms are equal to the terms currently in place.

     Certain companies that supply the Company with consumable products such as ink and media compete with the Company by selling directly to users or selling to competitors who may offer the products to the users. Additionally, OEM private label ink products that may be used in the Company's own products may compete with ColorSpan products. Further, a number of competitors have introduced consumables which they allege to be compatible with the Company's products and have priced the consumables below the ColorSpan-branded consumables. Although the Company believes that its Big Color products possess certain advantages over the competitors' products, the increased competition has impacted sales volumes and margins and may continue to impact volumes and margins in the future. The Company has generally competed in these markets by introducing technologically advanced products that create new market demand and products which offer optimum performance characteristics. There can be no assurance that the Company will be able to continue to innovate to the extent necessary to maintain a competitive advantage in these markets or that other competitors will not achieve sufficient product performance to achieve customer satisfaction with their products offering better pricing or other competitive features.

     INDUSTRY CONSOLIDATION. As a growth industry, the wide-format digital printing market has generated many new entrants into the fragmented market with new products and new technologies. As the market matures, and the industry's growth rate slows, companies with technological or manufacturing efficiency advantages will emerge as the market leaders maintaining or increasing their market share. Those companies with less marketable advantages will face significant pressure on revenue growth and gross margins. In order to remain competitive, the smaller companies within this sector may have to seek merger or consolidation opportunities with other companies.

     DEPENDENCE ON COMPONENT AVAILABILITY AND COSTS. Certain components used in the Company's current and planned products, including printer marking engines and other printer components, are currently available from sole sources, and certain other components are available from only a limited number of sources. The Company has in the past experienced delays as a result of the failure of certain suppliers to meet requested delivery schedules and standards of product performance and quality. In addition, recent losses from operations of the Company have restricted cash availability and the ability to keep supplier debt current or within the established credit limits. The requirement to bring certain component suppliers' debt obligations current, or other restrictions in credit terms of such component suppliers, could result in an inability to manufacture certain product lines and thereby adversely affect the financial performance of the Company. The Company's inability to obtain sufficient supply of components, or to develop alternative sources, could result in delays in product introductions, interruptions in product shipments, the need to redesign products to accommodate substitute components or the need to substitute alternative components which may not have the same performance capabilities, any of which could have a material adverse effect on the Company's operating results. A portion of the total manufacturing cost of the Company's typesetting and Big Color products is represented by certain components, particularly dynamic random access memory chips ("DRAMs"), the prices of which have fluctuated significantly in recent years. Significant increases or decreases in the price or reductions in the availability of DRAMs or other components, could have a material affect on the Company's operating results.

     The Company is dependent on a sole source supplier for the printheads and hot melt ink used in DisplayMaker Express. The Company has experienced availability and quality issues with this supplier that have affected shipping schedules and customer satisfaction and have negatively impacted operating results in the past. While the Company has taken strong corrective measures in dealing with this supplier, there can be no assurance that this supplier will be able to meet the Company's production requirements in the future or that the quality of on-going product supply will be acceptable.

     The Company sells consumable print media and inks for use with its Big Color product line, and film used with the PressMate-FS. The Company depends on the availability of consumable products to support its installed base of print engines. There is no assurance that the suppliers of these consumables will continue to offer their products to the Company, or that the consumable products will continue to be available to the Company at the same quantity, pricing and terms. The unavailability of consumable products or negative changes in quality could adversely impact the market acceptance of the Company's new and existing products, and may adversely affect sales of consumables.

     FLUCTUATIONS IN QUARTERLY OPERATING RESULTS. The Company's quarterly results of operations have fluctuated and are expected to continue to fluctuate significantly. These fluctuations have been caused by various factors, including, but not limited to: the timing of new product announcements; product introductions and price reductions by the Company and its competitors; the availability and cost of key components and materials for the Company's products; fluctuations and availability in customer financing; the relative percentages of sales of consumables and printer architectures; risks related to international sales and trade; and general economic conditions. In addition, the Company's operating results are influenced by the seasonal buying patterns of its customers, which have in the past generally resulted in reduced revenues and earnings during the Company's first fiscal quarter. Further, the Company's customers typically order products on an as-needed basis, and virtually all of the Company's sales in any given quarter result from orders received in that quarter. Certain products require significant capital expenditures, causing some customers to delay their purchasing decision. Delays in purchases of low-volume, high-cost printers may cause significant fluctuations in the sales volume for a given period. Also, the Company's manufacturing plans, sales staffing levels and marketing expenditures are primarily based on sales forecasts. Accordingly, deviations from these sales forecasts may cause significant fluctuations in operating results from quarter to quarter and may result in unanticipated quarterly earnings shortfalls or losses. Historically, a large percentage of orders have been received and shipped near the end of each month. If anticipated sales and shipments do not occur, expenditure and inventory levels may be disproportionately high and operating results could be adversely affected.

     RETURNS RESERVES. The Company has established reserves for the return of merchandise. The amount of the returns reserve is based on historical data regarding returns of products. For new products there may be insufficient information to accurately predict return rate and therefore the required reserve may not be sufficient. Additionally, there is no assurance that there will not be an unknown or unanticipated problem with a product or any component thereof, or a defect or shortage of repair components or the consumable media or inks that are needed to use the product which could cause the actual returns to exceed the reserves. Returns of a product which exceed reserves could have an adverse effect on the financial operations and results of the Company.

     DEPENDENCE ON CONSUMABLES REVENUES. The Company anticipates it will derive an increasing component of its revenues and operating income from the sale of ink, paper, film and other consumables to its customers. To the extent sales of the Company's consumables are reduced because its customers are unsuccessful in marketing their own printing services, product iterations by competitors and the Company make the Company's products obsolete or customers substitute third-party or private label consumables for those of the Company, the Company's results of operations could be adversely affected. Reduced life-cycles of hardware products are expected to negatively impact consumable revenues. Further, although the Company's consumables are manufactured specifically to operate with its printing products to produce optimum results, there can be no assurances that other manufacturers of printing inks and papers will not develop products that can be sold and compete with the Company's printing products, or that other products will not produce results which are satisfactory to the customer at a lower cost. The Company alleges that at least one manufacturer has improperly used the Company's trade secrets to commence such competition. Although the Company is involved in legal action against such manufacturer for misappropriation of trade secrets, there can be no assurances that other manufacturers will not independently and legitimately develop competing consumable products. In addition, product quality issues, limitations in the availability of sole source consumables or changes in credit or trade terms from sole sources could adversely affect the sales of consumables.

     INTELLECTUAL PROPERTY AND PROPRIETARY RIGHTS. The Company's ability to compete effectively will depend, in part, on its ability to maintain the proprietary nature of its technologies through patents, copyrights and trade secrets. Important features of the Company's products are incorporated in proprietary software, some of which is licensed from others and some of which is owned by the Company. The Company attempts to protect its proprietary software with a combination of patents, copyrights, trademarks and trade secrets, employee and third-party nondisclosure agreements and other methods of protection. Despite these precautions, it may be possible for unauthorized third parties to copy certain portions of the Company's products or to reverse-engineer or obtain and use information that the Company regards as proprietary. Further, the Company's intellectual property may not be subject to the same level of protection in all countries where the products are sold.
There can be no assurance that the measures taken by the Company will be adequate to protect the intellectual property or that others will not independently develop or patent products similar or superior to those developed, patented or planned by the Company, or that others will not be able to design products which circumvent any patents relied upon by the Company.

     The Company has been granted various United States patents for inventions related resolution of conventional laser printer engines, high-resolution imaging and image enhancement and wide-format printing technologies and techniques, the Company's Big Ink Delivery System, product patents, and consumable formulations. Additional patent applications are pending. There can be no assurance that patents will be issued from any of these pending applications. With regard to current patents or patents that may be issued, there can be no assurance that the claims allowed will be sufficiently broad to protect the Company's technology or that issued patents will not be challenged, invalidated or violated, requiring expenditures of cash to pursue and enforce the Company's rights in the patented technology. Applications to patent the basic TurboRes, ThermalRes and Big Ink Delivery System approaches and related technologies have been filed in selected foreign countries. Patent applications filed in foreign countries are subject to laws, rules and procedures which differ from those of the United States, and there can be no assurance that foreign patents will be granted as a result of these applications. Furthermore, even if these patent applications result in the issuance of foreign patents, some foreign countries provide significantly less patent protection than the United States.

     The Company relies on a variety of trademarks in the promotion and identification of its products. The Company has a variety of trademarks which are registered, and others that are not registered, or cannot be registered. There is no assurance that there will not be some challenge to the rights of the Company to use one or more trademarks, or an allegation that the use or display of one or more trademark violates the trademark rights of another party, which could subject the Company to damages and losses related to the inability to use recognized marks in the promotion of its products.

     Additionally, patent, copyright and trademark protection has not been sought, or may not be available in all foreign countries. Although the Company has not received any notices from third parties alleging intellectual or proprietary property infringement, there can be no assurance that third parties will not assert infringement claims against the Company in the future or that any such assertion will not require the Company to expend funds defending such claims or requiring the Company to enter into royalty arrangements on such terms as may be available, which may adversely affect financial performance of the Company. Any claim that the Company's current or future products or manufacturing processes infringes on the proprietary rights of others, with or without merit, could result in costly litigation which could adversely affect the financial performance of the Company.

     The Company is actively pursuing development of new and unique print solutions and processes, media and inks. Although the research and development process involves an analysis of protected proprietary rights in any technology that is being pursued, there is no assurance that competitors or others will not interpret any such products or processes developed by the Company as violating protected intellectual rights and pursue legal action, which could be costly and may affect the financial performance of the Company. In addition, although the Company does not have any knowledge of violations of its intellectual property rights, there can be no assurance that the Company will not be forced to take action to protect its intellectual property portfolio. Such enforcement activity could require the expenditure of significant cash resources and could affect the financial performance of the Company.

     Although the Company has not received notices from third parties alleging infringement claims that the Company believes would have a material adverse effect on the Company's business, there can be no assurance that third parties will not claim that the Company's current or future products or manufacturing processes infringe the proprietary rights of others. Any such claim, with or without merit, could result in costly litigation or might require the Company to enter into a royalty or licensing agreements. Such royalty or licensing agreements, if required, may not be available on terms acceptable to the Company, or at all, which could have a material adverse effect upon the Company's business, financial condition and results of operations. If the Company does not obtain such licenses, it could encounter delays in product introductions while it attempts to design around such patents, or it could find that the development, manufacture or sale of products requiring such licenses could be enjoined. In addition, the Company could incur substantial costs in defending itself in suits brought against the Company on such patents or in bringing suits to protect the Company's patents against infringement, which could adversely affect the Company's financial condition or results. If the outcome of any such litigation is adverse to the Company, the Company's business and financial results could be adversely affected.

     LITIGATION AND LITIGATION COSTS. The Company has instituted action against a competitor for copyright violation and other causes of action. The competitor has counter-claimed for copyright misuse by the Company. The counterclaims have been dismissed. Although the Company does not believe any of its practices violate applicable copyright laws, there is no assurance that claims or actions will not be commenced by customers, competitors or governmental authorities based on copyright, trade or anti-trust claims which could affect the Company's operations and cash position.

     The Company is also engaged in various actions related to transactional matters, employee matters, customers credit and product quality and/or warranty issues. Some of these actions include claims against the Company for punitive, exemplary or multiple damages. An award of punitive damages may not bear a direct relationship to the actual or compensatory damages claimed from the Company. Although the Company does not believe there are any actions pending or threatened against the Company which would have a material adverse impact on the financial position of the Company, there is no assurance that there will not be an adverse award of multiple punitive or exemplary damages which could adversely affect the cash position of the Company.

     Any litigation which the Company is involved in may have an adverse impact on the Company's operations and may result in a distraction or diversion of management's attention, thereby adversely affecting the operations of the Company.

     INTERNATIONAL OPERATIONS. The Company expects that international revenues will continue to represent a substantial portion of its total revenues. International operations are subject to various risks, including exposure to currency fluctuations, political and economic instability, differing economic conditions and trends, differing trade and business laws, unexpected changes in applicable laws, rules, regulatory requirements or tariffs, difficulty in staffing and managing foreign operations, longer customer payment cycles, greater difficulty in accounts receivable collection, potentially adverse tax consequences and varying degrees of intellectual property protection. Fluctuations in currency exchange rates could result in lower sales volume reported in U.S. dollars. Fluctuations in foreign exchange rates are unpredictable and may be substantial. From time to time the Company has engaged in limited foreign currency hedging transactions. There can be no assurance that the Company will be successful if it engages in such practices to a significant degree in the future.

     DEPENDENCE ON KEY PERSONNEL. The Company's success depends to a significant extent upon certain key personnel, including Mr. Masters, its Chief Executive Officer and President, Lawrence Lukis, Chief Engineer, and key research and development staff. The loss of key management or technical personnel, could adversely affect the Company's business. The Company maintains key person life insurance in the amount of $2,000,000, payable to the Company, on each of Mr. Masters and Mr. Lukis. In addition, the Company has certain non-compete and continuation contracts with key personnel. The Company also depends on its ability to attract and retain highly skilled personnel. Competition for employees in technology related markets is high and there can be no assurance that the Company will be able to attract and retain the employees needed. In addition, past financial performance of the Company may limit the ability to hire and retain management professionals.

     THE YEAR 2000 ISSUE. The Company has assessed and continues to assess the impact of The Year 2000 Issue on its operational systems and its products. The Year 2000 Issues exists because many computer systems and applications currently store a two-digit date field to designate a year. As the century date occurs, date sensitive systems will recognize the year 2000 as 1900 or not at all. Management believes the Company's Big Color products are compliant with this issue and performance will not be significantly impacted by the date changes into the 21st century. The Company has initiated projects to identify and correct the potential problem in all of its enterprise systems. The cost of such programs, most of which has been incurred and expended already, is not considered material to the Company's financial results. Management believes it has taken the necessary steps to prepare for this issue, but there can be no assurance additional issues will not occur or unforeseen problems arise causing additional expense to the Company.

     ENVIRONMENTAL. The Company is subject to local and federal laws and regulations regarding the use, storage and disposition of inks used with the Company's print products. Although the Company believes it is in compliance with all such laws and regulations, and the Company is not aware of any notice or complaint alleging any violation of such laws or regulations, there can be no assurance that there will not be some accidental contamination, disposal or injury from the use, storage, or disposition of inks or other materials used in the Company's operations. In the event of such accident, the Company could be held liable for any damages that result and any such liability could have a material adverse effect on the Company's financial condition. In addition, there can be no assurance that the Company will not be required to comply with environmental claims, laws, or regulations in the future which could result in significant costs which could materially adversely affect the Company's financial condition.

     TAX LIABILITY. The Company sells its products from its offices in Eden Prairie, Minnesota and reports sales and income tax liability based on sales occurring at that location. It is possible that one or more state or local taxing authorities could determine that there have been taxable transactions occurring within their jurisdiction and seek recovery of taxes for current and/or past periods. In addition, it is possible that local, state or federal taxing authorities will take issue with the reporting or determination of tax liability and seek additional taxes for current and/or past periods. The Company currently has a net operating loss ("NOL") carry forward that may be used to offset future federal taxable income. However, there is no assurance that the NOL will continue to be available as an offset against future federal taxable income or that there will be sufficient taxable income to fully utilize the NOL.

     VOLATILITY OF STOCK PRICE. The trading price of the Company's common stock is subject to wide fluctuations in response to variations in operating results, changes in the laws or regulations to which the Company may be subject, announcements of new products or technological innovations by the Company or its competitors, overall economic conditions and indicators, market conditions unrelated to Company performance, and general conditions in the industry. Factors such as quarterly variation in actual or anticipated operating results, changes in earnings estimates by analysts, and analysts' reactions to Company statements and actions also contribute to stock price fluctuations. In addition, the prices of securities of many high technology companies have experienced significant volatility in recent years for reasons frequently unrelated to the operating performance of the specific companies. These fluctuations may materially affect the market price of the Company's common stock.

     One time in the past, following fluctuations in the market price of the Company's stock, a securities action was commenced alleging that the Company and certain insiders had knowledge of certain material, adverse information about the Company prior to the time that such information allegedly caused a drop in the market price of the stock. Because the Company's stock has historically fluctuated significantly, it is possible that following a significant change in the market price of the stock another securities action could be commenced against the Company. Such action, whether commenced by one or more individuals, or by a class of securities holders, could result in substantial costs and diversion of management's attention and resources and thereby cause an adverse effect on the business and financial performance of the Company.

     BRAND AWARENESS. The Company is currently in the process of changing its name to VirtualFund.com, Inc and has changed the name of its principal operating subsidiary from LaserMaster Corporation to ColorSpan Corporation. The Company has significant brand awareness associated with its LaserMaster trade names. If the market is unable to accept or delays the acceptance of the name change, the Company's financial performance and sales may be negatively impacted.

                                VIRTUALFUND.COM, INC.

GENERAL

     VirtualFund.com, Inc. (the "Company") designs, manufactures and markets wide-format (up to 62" wide prints), high-resolution color inkjet printers, chemical-free film imagers ("filmsetters"), and related image processing equipment for professional printing applications through its operating subsidiaries ColorSpan Corporation, ColorSpan Europe, Ltd. and ColorSpan Asia/Pacific, Inc., respectively. In addition, the Company sells related consumable products for its installed base of printers, consisting primarily of ink, media (such as specialty papers, canvas, vinyl, etc.), film, toner (ink-like powder) and process units (which facilitate transfer of toner to the media surface). The Company's products combine advanced computer technology with the Company's own sophisticated software, hardware and proprietary printers ("engines") to produce professional-quality printed output at an affordable cost.

     The Company's HiRes 8-Color DisplayMaker printer series (the newly introduced DisplayMaker 4000, 5000 and 6000 and three additional iterations of each of these printers) and the DesignWinder Pro, along with the DesignWinder and the DisplayMaker Professional, and DisplayMaker Express Big Color-Registered Trademark- wide-format, digital inkjet color printers, are designed to be cost-effective solutions for the short-run digital computer printing of photo-realistic, wide-format color posters, signs, and banners. The Company's Halon-Registered Trademark- product allows users to print digital files to various color laser copiers including those produced by Canon, Kodak and Xerox. The PressMate-Registered Trademark--FS, a proprietary desktop chemical-free FilmSetter-TM- , is capable of film output generated without the use of chemicals (dry film) typically associated with developing film, with effective resolution of 2400 dots per inch. The ColorMark-Registered Trademark- Pro 3000 Print Server is a raster image processor which is capable of supporting a combination of DisplayMaker Professional, DesignWinder, DesignWinder Pro DisplayMaker Express and DisplayMaker HiRes 8-Color series printers, PressMate-FS Personal FilmSetters-TM-, and Halon color laser copier interfaces, as well as offering time-saving features specifically designed for high-volume, production environments. The RIPStation-TM- is an entry-level print server (raster image processor).

     The primary users of the Company's products are commercial printers, reprographic service bureaus, photo labs, quick printers, exhibit builders, in-house print shops, printers, publishers, government and educational facilities, and corporate marketing departments. Applications include point-of-purchase signs, trade show exhibit graphics, banners, billboards, courtroom graphics, pre-press positional proofing (proofs or other quick output to demonstrate concepts for advertising or graphics layouts), digital photo imaging and backlit signage.

     The products are sold through a network of domestic resellers and international value-added distributors. In the U.S./Canada, the Company uses a factory sales team to assist the resellers in closing business. The Company's sales efforts are supported by a direct mail marketing program designed to achieve frequent contact with its potential customers. The Company complements its direct mail efforts by advertising in trade journals and by exhibiting regularly at industry trade shows.

     The Company's domestic offices are in Eden Prairie, Minnesota. The Company's European sales subsidiary is headquartered in Hoofddorp, The Netherlands, and the Company's Asia/Pacific sales and technical support facility is located in San Jose, California.

RECENT DEVELOPMENTS

     In July 1997, the Company entered into a Stipulation of Settlement agreement (the "Settlement Agreement") which received final court approval in October 1997 in relation to a class action lawsuit alleging violations of the Securities and Exchange Act of 1934 by the Company and various affiliates and directors of the Company. Under the Settlement Agreement, the Company is obligated to

(i) contribute the number of shares of common stock of the Company equal to a value of $636,000 on January 23, 1998 (141,333 shares) or (ii) contribute $636,000 to the account of the plaintiff class. The Company has chosen to contribute shares of common stock to settlement counsel for the plaintiffs, Jack
L. Chestnut, in accordance with the Settlement Agreement. Mr. Chestnut, as settlement counsel, is authorized to sell the common stock once it becomes freely transferable and deposit the proceeds from such sale into a depository account established for the class plaintiffs. Pursuant to the Settlement Agreement, the Company must use its best efforts to register the common stock to permit free transferability. See "Selling Shareholder."

     At the Company's Annual Meeting held April 2, 1998 the shareholders of the Company approved an amendment to the Articles of Incorporation of the Company to reflect a change in the name of the Company from "LaserMaster Technologies, Inc." to "VirtualFund.com, Inc." The Company has effected such change with the Secretary of State of the State of Minnesota and is currently in the process of effecting the other necessary changes with Nasdaq and other regulatory authorities.

                                 SELLING SHAREHOLDER

     The following table sets forth certain information as to the maximum number of Shares that may be sold by the Selling Shareholder pursuant to this Prospectus.


                              Number of   Number of    Number of   Percentage
                               Shares      Shares       Shares       Owned
                             Owned Prior  Offered     Owned After    After
           Name              to Offering   Hereby      Offering    Offering
-------------------------    -----------  ---------   -----------  ----------
Jack L. Chestnut . . . .       141,333     141,333           0           *

---------
*    Less than 1%.

     Jack L. Chestnut is designated as settlement counsel in the Settlement Agreement which the Company is a party to. Pursuant to the Settlement Agreement, Mr. Chestnut possesses the authority to sell the Shares and deposit proceeds from such sale into a depository account for the benefit of the class of plaintiffs. See "Recent Developments."

                                 PLAN OF DISTRIBUTION

     The Shares will be offered and sold by the Selling Shareholder for his own account. The Company will not receive any proceeds from the sale of the Shares pursuant to this Prospectus. The Company has agreed to pay the expenses of registration of the Shares, including a certain amount of legal and accounting fees.

     The Selling Shareholder may offer and sell the Shares from time to time in transactions on the Nasdaq National Market, in brokerage transactions at prevailing market prices or in transactions at negotiated prices. Sales may be made to or through brokers or dealers who may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholder or the purchasers of Shares for whom such brokers or dealers may act as agent or to whom they may sell as principal, or both. As of the date of this Prospectus, the Company is not aware of any agreement, arrangement or understanding between any broker or dealer and the Selling Shareholder.

     The Selling Shareholder and any brokers or dealers acting in connection with the sale of the Shares hereunder may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and any profit realized by them on the resale of Shares as principals may be deemed underwriting compensation under the Securities Act.

                                       EXPERTS

     The consolidated financial statements and the related financial statement schedules incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended June 30, 1997 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.


                                    LEGAL MATTERS

     The validity of the Shares offered hereby has been passed upon for the Company by Dorsey & Whitney LLP, 220 South Sixth Street, Minneapolis, Minnesota 55402.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

     No dealer, salesperson or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company, the Selling Shareholder or any other person. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy to any person in any jurisdiction in which such offer or solicitation would be unlawful or to any person to whom it is unlawful. Neither the delivery of this Prospectus nor any offer or sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company or that the information contained herein is correct as of any time subsequent to the date hereof.

                                     ----------


                                 TABLE OF CONTENTS


                                                                           Page
                                                                           ----
Available Information. . . . . . . . . . . . . . . . . . . . . . . . .      2
Incorporation of Certain Documents By Reference. . . . . . . . . . . .      2
Risk Factors . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      4
VirtualFund.com, Inc.. . . . . . . . . . . . . . . . . . . . . . . . .     13
Selling Shareholder. . . . . . . . . . . . . . . . . . . . . . . . . .     14
Plan of Distribution . . . . . . . . . . . . . . . . . . . . . . . . .     14
Experts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     15
Legal Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . .     15

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                   141,333 Shares




                               VIRTUALFUND.COM, INC.






                                    Common Stock







                                    ------------

                                     PROSPECTUS

                                    ------------









                                       April __, 1998

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                       PART II.

                        INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

          SEC Registration Fee . . . . . . . . . . . . . . .        $178.87
          Accounting Fees and Expenses . . . . . . . . . . .       2,000.00
          Legal Fees and Expenses. . . . . . . . . . . . . .       7,000.00
          Miscellaneous  . . . . . . . . . . . . . . . . . .       1,821.13
                                                                 ----------
                  Total. . . . . . . . . . . . . . . . . . .     $11,000.00
                                                                 ----------
                                                                 ----------

     All fees and expenses other than the SEC registration fee are estimated. The expenses listed above will be paid by the Company.

ITEM 15.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

     Minnesota Statutes Section 302A.521 provides that a corporation shall indemnify any person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of such person against judgments, penalties, fines (including, without limitation, excise taxes assessed against such person with respect to any employee benefit plan), settlements and reasonable expenses, including attorneys' fees and disbursements, incurred by such person in connection with the proceeding, if, with respect to the acts or omissions of such person complained of in the proceeding, such person (1) has not been indemnified therefor by another organization or employee benefit plan; (2) acted in good faith; (3) received no improper personal benefit and Section 302A.255 (with respect to director conflicts of interest), if applicable, has been satisfied; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) reasonably believed that the conduct was in the best interests of the corporation in the case of acts or omissions in such person's official capacity for the corporation or reasonably believed that the conduct was not opposed to the best interests of the corporation in the case of acts or omissions in such person's official capacity for other affiliated organizations.
Article IX of the Bylaws of VFC provides that VFC shall indemnify officers and directors to the extent permitted by Section 302A.521 as now enacted or hereafter amended.

     VFC also maintains an insurance policy or policies to assist in funding indemnification of directors and officers for certain liabilities.

ITEM 16.  LIST OF EXHIBITS

     3.1       Amendment to Articles of Incorporation of Company.


    10.1       Stipulation of Settlement dated July 11, 1997 between Lockridge
               Grindal Nauen & Holstein P.L.L.P., Chestnut & Brooks, P.A.,
               Hinshaw & Culbertson and Faegre & Benson, LLP.


    10.2       Common Stock Purchase Agreement dated September 16, 1996 between
               LaserMaster Technologies, Inc. and Sihl-Zurich Paper Mill on Sihl
               AG, and a business group consisting of Melvin L. Masters, TimeMasters, Inc., Grandchildren's Realty Alternative Management
               Program I Limited Partnership and Grandchildren's Realty
               Alternative Management Program I #2 Limited Partnership.
               (incorporated by reference to Exhibit 10.1 to Registrant's Form
               10-K for the year ended June 30, 1996, File No. 000-18114).


     5         Opinion of Dorsey & Whitney LLP regarding legality.


    23.1       Consent of Deloitte & Touche LLP.


    23.2       Consent of Dorsey & Whitney LLP (included in Exhibit 5 to this
               Registration Statement).


    24         Power of Attorney (included on signature page).

ITEM 17.  UNDERTAKINGS

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change to such information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in the information set forth in the registration statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on April 10, 1998.

                                   VIRTUALFUND.COM, INC.


                                   By  /s/ Melvin L. Masters
                                       ------------------------------
                                        MELVIN L. MASTERS
                                        Chairman, President and
                                        Chief Executive Officer

                                  POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature to this Registration Statement appears below hereby constitutes and appoints Melvin L. Masters and Robert Wenzel, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his or her behalf individually and in the capacity stated below and to perform any acts necessary to be done in order to file all amendments and post-effective amendments to this Registration Statement, and any and all instruments or documents filed as part of or in connection with this Registration Statement or the amendments thereto, and each of the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent, or his or her substitutes, shall do or cause to be done by virtue hereof.

     Signatures                         Title                         Date
     ----------                         -----                         ----

 /s/ Melvin L. Masters          Chairman,  President,            April 10, 1998
-------------------------          Chief Executive
     Melvin L. Masters          Officer and Director
                            (PRINCIPAL EXECUTIVE OFFICER)

 /s/ James Horstmann            Chief Financial Officer          April 10, 1998
-------------------------
     James Horstmann

 /s/ Ralph D. Rolen                Director                      April 10, 1998
-------------------------
     Ralph D. Rolen

 /s/ Jean-Louis Gassee             Director                      April 10, 1998
-------------------------
     Jean-Louis Gassee

 /s/ George E. Kline               Director                      April 10, 1998
-------------------------
     George E. Kline

 /s/ Rohan Champion                Director                      April 10, 1998
-------------------------
     Rohan Champion

                                   EXHIBIT INDEX

Exhibit   Description                                                      Page
  No.     ------------                                                     ----
-------
  3.1     Amendment to Articles of Incorporation of Company ..............

 10.1     Stipulation of Settlement dated July 11, 1997 between Lockridge
          Grindal Nauen & Holstein P.L.L.P., Chestnut & Brooks, P.A.,
          Hinshaw & Culbertson and Faegre & Benson, LLP...................

 10.2     Common Stock Purchase Agreement dated September 16, 1996
          between LaserMaster Technologies, Inc. and Sihl-Zurich Paper
          Mill on Sihl AG, and a business group consisting of Melvin
          L. Masters, TimeMasters, Inc., Grandchildren's Realty
          Alternative Management Program I Limited Partnership and
          Grandchildren's Realty Alternative Management Program I #2
          Limited Partnership. (incorporated by reference to Exhibit
          10.1 to Registrant's Form 10-K for the year ended June 30,
          1996, File No. 000-18114).......................................

  5       Opinion of Dorsey & Whitney LLP regarding legality .............

 23.1     Consent of Deloitte & Touche LLP ...............................